Exhibit 99.2

Inno Holdings Inc. Updates Trading Time for the Resumption of Trading on Nasdaq

Hong Kong, July 30, 2026 - INNO HOLDINGS INC. (Nasdaq: INHD) (“INNO” or the “Company”), a Texas holding company, today announced that its common stock will resume trading on The Nasdaq Capital Market. As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 12, 2026, The Nasdaq Stock Market LLC imposed a trading halt under Code T12 on the trading of the Company’s common stock. The trading halt is being lifted and, as a result, trading of the Company’s common stock is expected to resume on The Nasdaq Capital Market at or around noon, eastern time on July 31, 2026, rather than at the opening of trading as previously announced. The Company is not aware of any material, undisclosed corporate developments that would account for the unusual trading activities that led to the trading halt.

As of July 29, 2026, the Company had a total of 2,520,581 shares of common stock issued and outstanding.

About Inno Holdings Inc.

INNO is a holding company incorporated in the State of Texas and a trade-focused electronic products trading company with operations through its Hong Kong operating subsidiaries. The Company has operations primarily in Hong Kong and is continuing to grow its sales and distribution network in the electronic products trading industry. The Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional brand and marketing management system, which can quickly help partnering enterprises achieve the connection, management, and operation of marketing channels domestically and globally.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please contact: contact@innoholdings.com